Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-102592, 333-110115, 333-137099, and 333-140105 on Form S-3 and Registration Statement Nos. 333-64495, 333-33481, 333-99099, and 333-108419 on Form S-8 of our report dated March 7, 2005, relating to the consolidated financial statements of Altair Nanotechnologies Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Altair Nanotechnologies Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 13, 2007